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                                                            Exhibit (10)(iii)(g)


                 HONEYWELL CORPORATE EXECUTIVE COMPENSATION PLAN
               (Amended and Restated Effective February 21, 1995)


SECTION 1 - PURPOSE OF THE PLAN

The purpose of the Honeywell Corporate Executive Compensation Plan is to provide compensation to executives that (a) is compatible with the diverse sizes and characteristics of the operating units within Honeywell, (b) is equitable internally and competitive externally, and (c) meets Honeywell's "pay for performance" philosophy by directly relating individual, unit, and company-wide performance to compensation.


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SECTION 2 - DEFINITIONS

2.1 BASE PLAN. The Honeywell Retirement Benefit Plan, as from time to time amended.

2.2 BASE SALARY. The regular, monthly, straight-time cash earnings, including salary continuations because of illness, disability or other authorized leave of absence. Excluded are any other salary continuations, stock incentives, special payments or allowances because of work location, or any other benefits or special payments.

2.3  BOARD OF DIRECTORS.  The Board of Directors of Honeywell.

2.4  COMMITTEE.  The Personnel Committee of the Board of Directors.

2.5 COMPANY. Honeywell and any domestic or foreign subsidiary of Honeywell in which it owns a majority of the voting stock.

2.6 COMPOSITE INCENTIVE PERCENTAGE. That percentage obtained by weighing the Leveraged Incentive Percentage of a Unit in accordance with approved Influence Weightings.

2.7 COMPOSITE PERFORMANCE PERCENTAGE. The percent of actual performance of On-Plan objectives by a Unit after applying any Unit Performance Adjustment and weighting such Unit performance in accordance with predetermined financial measures assigned by Corporate Management.

2.8 CORPORATE MANAGEMENT. The Chief Executive Officer and the Chief Operating Officer of Honeywell, respectively, and any other officials to whom they delegate responsibility hereunder.

2.9 DEFERRED AWARD ACCOUNT OR ACCOUNT. The unfunded bookkeeping account maintained by the Company for a Participant who elects to defer payment of his or her Incentive Award(s) pursuant to Section 6.1.


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2.10 EARLY RETIREMENT DATE.  Retirement by a Participant under his or her Base
Plan, which is defined as the termination of employment on or after his or her 55th birthday and after he or she has been credited with 10 or more years of "Credited Service for Benefit Accrual" under the Base Plan.

2.11 FINAL INCENTIVE FUND. The actual fund available for allocation of incentive awards to a Unit's Participants after making any Incentive Fund Adjustments.

2.12 HONEYWELL.  Honeywell Inc., a Delaware corporation.

2.13 INCENTIVE AWARD OR AWARD.  An award of incentive pay to a Participant under
Section 5 of the Plan.

2.14 INCENTIVE FUND ADJUSTMENT. An adjustment to a Unit's Incentive Fund by the Unit's cognizant President of a dollar amount equal to a plus or minus percentage no greater than 20 percent of the Unit's On-Plan Incentive Fund to reflect his or her assessment of the Unit's total performance.

2.15 INCENTIVE UNIT OR UNIT. The Company or a part thereof (for example, Strategic Business Unit, operation, division, group, business, or major corporate staff department) for which Unit objectives are set.

2.16 INFLUENCE WEIGHTINGS. Multipliers resulting from an assessment of the degree of interdependence between Incentive Units based on a percentage relationship established by Corporate Management.

2.17 LEVERAGED INCENTIVE PERCENTAGE. A percentage which equals 100 percent plus or minus specified multiples, as determined by Corporate Management prior to the beginning of the calendar year to which an award relates, times the Unit's variance from On-Plan performance and which is not less than 0 percent nor greater than 200 percent.

2.18 NORMAL RETIREMENT DATE. Retirement by a Participant on or after his or her "Social Security Retirement Age" as defined under his or her Base Plan.


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2.19 ON-PLAN.  A financial performance of a Participant or Unit which equals 100 percent of his or her or its annual approved objectives.

2.20 ON-PLAN INCENTIVE FUND. The sum of On-Plan incentive amounts for each Participant in a Unit.

2.21 ON-PLAN INCENTIVE PERCENTAGE. That percentage of a Participant's Base Salary determined from time to time by Corporate Management for each Honeywell salary grade level which determines the On-Plan incentive amount for such Participant.

2.22 PARTICIPANT. An employee of the Company employed in a position which satisfies the eligibility requirements of Section 3.4, whose participation is recommended by the top management of his Unit and approved by a level of management designated by the Company as appropriate on the job level involved, during any portion of the Term of the Plan during which such employee is within the grade levels "A" through "U" under the Plan.

2.23 PERMANENT AND TOTAL DISABILITY. The disability of a Participant whereby such Participant is wholly disabled by bodily injury or disease and will be permanently, continuously and wholly prevented thereby for life from engaging in his or her customary occupation or employment for wage or profit, as determined by the Committee.

2.24 PLAN. This Honeywell Corporate Executive Compensation Plan, as amended and restated effective February 21, 1995.

2.25 TERM. The term of the Plan shall be indefinite and continuing subject to amendment, cancellation or termination at any time by the Board of Directors.

2.26 TOP MANAGEMENT OF UNIT. The manager with the highest level of authority, as designated by Corporate Management, of an Incentive Award Unit.

2.27 UNIT INCENTIVE FUND. The dollar amount available to a Unit for Incentive Awards, prior to the application of the Incentive Fund Adjustment, obtained by


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multiplying the Unit's Composite Incentive Percentage by the Unit's On-Plan
Incentive Fund.

2.28 UNIT OBJECTIVES. The annual financial objectives set for the Company and each Unit by Corporate Management (for example, operating profit, net income, and return on investment). With approval by Corporate Management, Unit Objectives may also include specified non-financial objectives.

2.29 UNIT PERFORMANCE ADJUSTMENT. A dollar or percentage adjustment applied by Corporate Management to compensate for unforeseen circumstances which significantly impact the Unit's attainment of its established financial objectives (for example, unplanned acquisitions, divestitures, or foreign exchange effects).


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SECTION 3 - ADMINISTRATION OF THE PLAN

3.1 AMENDMENT AND TERMINATION. The Board of Directors may amend, cancel, or terminate the Plan at any time and any such amendment, cancellation or termination may be retroactively effective except that no amendment, cancellation or termination shall adversely affect Awards earned under the Plan for calendar years completed before adoption of any such amendment, cancellation or termination. The Plan shall not be deemed to be a contract for employment or a guarantee of compensation.

3.2 COMMITTEE. The Plan shall be administered by the Committee, with the assistance of the Honeywell Corporate Compensation Department. All payments of Incentive Awards under the Plan are subject to the discretion of the Committee. The Committee shall have authority to establish, administer, and interpret such rules with respect to the Plan as it deems appropriate. Any decision of the Committee with respect to such rules and the interpretation, construction, administration and application of the Plan shall be conclusive and binding.

3.3 ESTABLISHMENT OF OBJECTIVES. Corporate Management shall recommend to the Committee what objectives and performance measures shall be utilized for the Company and each Unit and Participant for purposes of the Plan. The Committee shall have the authority to make final decisions as to such annual objectives and appropriate performance measures which shall be applied under the Plan. Honeywell shall maintain an appropriate recordkeeping system for Incentive Awards.

3.4 ELIGIBILITY OF EMPLOYEE'S POSITION. The employee's position must be recommended for participation by the top management of his or her unit, and satisfy the following criteria:

     (a)  ACCOUNTABILITY OF POSITION.
          The employee's position must be sufficiently accountable to directly impact the financial results of Honeywell or one or more of its operating Units.


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     (b)  REPORTING LEVEL OF POSITION.
          The employee's position must report at a sufficiently high level in the organization to regularly impact management decisions of Honeywell or one or more of its operating Units.


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SECTION 4 - SALARY STRUCTURE OF PARTICIPANTS

4.1 DETERMINATION OF BASE SALARY. The Base Salary of Participants is determined from time to time as follows:

     (a) JOB EVALUATION. The Honeywell executive job evaluation method is used for preparing position descriptions, assessing position responsibilities, and assigning positions to salary grades and ranges. Each position is evaluated by the Honeywell Corporate Compensation Department and approved by a level of management designated by the Company as appropriate for the job level involved.

     (b) SALARY GRADES AND RANGES. Each salary grade is assigned a salary range. A salary grade encompasses positions whose market pay typically falls within a plus or minus 20 percent of the salary grade midpoint. Salary grade midpoints generally have a 13 to 15 percent differential.

4.2 ADJUSTMENTS TO BASE SALARY. The Base Salary of Participants may be adjusted from time to time as follows:

     (a) REVIEW OF SALARY RANGES. Salary ranges are reviewed at least annually and adjusted as necessary to assure that they are competitive with pay opportunities provided by selected, large, high-technology companies. Changes in salary ranges are approved by the Committee.

     (b) CHANGES IN BASE SALARY. Changes in Base Salary are designed to reflect performance of the Participant over time, as measured against the performance requirements of the Participant's position. Such adjustments to Base Salary must be approved by the next two higher levels of Company management or, if no such levels exist, the Committee.


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SECTION 5 - CALCULATION OF INCENTIVE AWARD

5.1 ESTABLISHING UNIT OBJECTIVES. At the beginning of each year, Unit Objectives are approved by Corporate Management for the Company and each of the Incentive Units for the year. Such objectives may vary by Unit to reflect the characteristics and emphases of the Units.

5.2 ASSESSING UNIT PERFORMANCE. After the end of each year, actual performance against unit objectives is measured for the Company and each of its Units. Actual results for each objective are expressed as a percentage of the objective or plan. Performance against any one objective is limited to 200 percent after leveraging under Section 5.5.

5.3 ADJUSTING UNIT FINANCIAL RESULTS. A Unit Performance Adjustment to compensate for unforeseen circumstances which significantly impact the Unit's performance may be applied by Corporate Management to reflect a dollar impact which was not taken into account in establishing Unit objectives for the calendar year.

5.4 WEIGHTING UNIT PERFORMANCE. The percentage of the Unit's performance determined under Section 5.2, after application of any Unit Performance Adjustment, shall thereupon be weighted by the respective percentage assigned by Corporate Management to each objective (for example, 50 percent ROI, 50 percent Operating Profit), equal to a 100 percent total, to arrive at the Composite Performance Percentage for the Unit.

5.5 CALCULATING LEVERAGED INCENTIVE PERCENTAGE. The Unit's Composite Performance Percentage is then adjusted up or down by a Leveraged Incentive Percentage for each one percent deviation from On-Plan performance between 70 and 130 percent, or such other range as determined by Corporate Management and approved by the Committee prior to the beginning of the calendar year to which an Award relates, to arrive at the Unit's Leveraged Incentive Percentage.

5.6 DETERMINING ORGANIZATIONAL INFLUENCE WEIGHTINGS. Unless otherwise approved by the Chief Executive Officer, the Unit's Leveraged Incentive Percentage


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shall be weighted according to Influence Weightings to determine the Composite
Incentive Percentage of the Unit:

     (a) COMPANY INFLUENCE. From 0 to 20 percent of a Unit's Composite Incentive Percentage, as determined in the sole discretion of the Chief Executive Officer, shall be based upon the performance of the Company.

     (b) UNIT INFLUENCE. At least 40 percent of a Unit's Composite Incentive Performance shall be based on its own performance.

     (c) OTHER UNIT INFLUENCE. Where a Unit has a significant interdependence with another Unit, additional approved Influence Weightings may be used in determining the Unit's Composite Incentive Percentage.

5.7 ESTABLISHING ON-PLAN INCENTIVE FUND. The On-Plan Incentive Percentage for each Participant is multiplied by his or her annual Base Salary for the calendar year or, (i) in the event that the Participant is promoted or demoted during the calendar year by each Base Salary applicable to the Participant on a pro-rata basis for that portion of the calendar year, (ii) in the event a Participant retires, was laid off, or left work because of death or Permanent and Total Disability, or who became a Participant in the Plan after January 1 of the calendar year, by his or her Base Salary for the months he or she was a Participant in the Plan. Such amounts shall then be added to an amount calculated in that manner for all other Participants in the Unit in order to arrive at the On-Plan Incentive Fund for the Unit.

5.8 COMPUTING UNIT INCENTIVE FUND. The Unit's Composite Incentive Percentage is multiplied by the On-Plan Incentive Fund of the Unit and may then be increased or decreased by Corporate Management provided that the sum of Unit Incentive Funds so adjusted may not exceed the sum of such funds prior to such adjustment.

5.9 DETERMINING FINAL INCENTIVE FUND. At the end of each calendar year, Corporate Management assesses a Unit's performance against both its financial and non-financial objectives and may, in its discretion, adjust the Unit Incentive Fund by an Incentive Fund Adjustment of a plus or minus percentage no greater than 20 percent of the Unit's On Plan Incentive Fund to reflect his or her assessment of the Unit's total

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performance, including its attainment of non-financial objectives, to determine the Final Incentive Fund of the Unit. Non-financial objectives may vary by Unit and may include, among other factors, innovation, risk taking, human resource productivity improvement, equal opportunity, Company image, customer service, product development, and progress toward long-term objectives. In the case of individual Presidents and inside directors of Honeywell, the Committee assesses the performance of these Participants against such objectives which it may select and may adjust the Incentive Fund applicable to those Participants in the same manner as provided above for other Participants in this Section 5.9 to reflect its assessment of such Participants' performance.

5.10 ALLOCATING THE UNIT'S FINAL INCENTIVE FUND TO PARTICIPANTS. The Unit's Final Incentive Fund is allocated to individual Participants by the Top Management of Unit, reviewed by appropriate higher level management, approved by Corporate Management and, except as otherwise provided in Section 7, paid to the Participant in the month of February of the calendar year following the incentive year during which the Award was earned unless the Participant has elected to defer payment of the Award in accordance with Section 8. Individual Awards are based on the Unit's Final Incentive Fund adjusted to reflect the Participant's actual performance against individual goals and objectives. The sum of individual awards for a Unit cannot exceed such Unit's Final Incentive Fund.

5.11 LIMITATIONS. The amount of total Incentive Awards distributed under the Plan is limited as follows:

     (a) PERCENTAGE OF ON-PLAN INCENTIVE. No Participant or Unit may receive more than 200 percent of his or its On-Plan Incentive Fund.

     (b) AMOUNT OF INCENTIVE COMPENSATION. The amount which the Company may distribute as Awards for any calendar year pursuant to the Plan to those Participants that are determined by the Committee to be the executives subject to the limit on incentive compensation under
          Article XI of Honeywell's By-laws shall not exceed the amount which, when added to the amount of incentive compensation accrued for such year under the Honeywell Long-Range Stock Incentive Plan and any performance-

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          related award under the Honeywell Stock and Incentive Plan with respect to such executives, would equal the limit on incentive compensation for such year under that Article of the By-Laws, as in effect at the end of such year. Individual payments under this Plan to such Participants shall be reduced pro rata to the extent necessary to comply with this limitation after any payments under the Honeywell Long-Range Stock Incentive Plan to these Participants have first been reduced.

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SECTION 6 - LOCATION EXECUTIVE COMPENSATION PLANS

6.1 GENERAL. An Incentive Unit may, with the approval of the Committee, administer a "location executive compensation plan" under and pursuant to the provisions of this Plan. Such plans shall be administered by the Unit's president with all payments of Incentive awards subject to his or her discretion as exercised in accordance with the rules established by the Committee as permitted by Section 3.2.

6.2 HOME AND BUILDING CONTROL/INTERNATIONAL EXECUTIVE COMPENSATION PLAN. The Home and Building Control/International Executive Compensation Plan constitutes a location executive compensation plan which has been approved by the Committee. It shall be administered by the President, Home and Building Control/International, pursuant to the terms of this Plan except that Section 5.6(a) shall not be applicable.

6.3 INDUSTRIAL AUTOMATION CONTROL EXECUTIVE COMPENSATION PLAN. The Industrial Automation Control Executive Compensation Plan constitutes a location executive compensation plan which has been approved by the Committee. It shall be administered by the President, Industrial Automation Control, pursuant to the terms of this Plan except that Section 5.6(a) shall not be applicable.

6.4 MICROSWITCH EXECUTIVE COMPENSATION PLAN. The Microswitch Executive Compensation Plan constitutes a location executive compensation plan which has been approved by the Committee. It shall be administered by the President, Industrial Automation Control, pursuant to the terms of this Plan except that
Section 5.6(a) shall not be applicable.


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SECTION 7 - DEFERRED PAYMENT OF AWARDS

7.1 ELECTION TO DEFER. Not later than the last day of the first calendar quarter during 1985 and not later than the last day of the year prior to the year to which an Incentive Award relates during calendar years thereafter, each Participant shall be provided the opportunity to make an irrevocable election to defer the payment of the Award for that respective calendar year.

7.2 AMOUNT OF DEFERRAL. Each Participant may elect to defer the payment of a specified dollar amount, any excess over a specified dollar amount, or a designated percentage of the Award. The minimum amount of the Award which may be deferred with respect to a calendar year is $1,000.

7.3 PERIOD OF DEFERRAL. Subject to earlier payment under Section 7.6, a Participant may elect to defer commencement of payment of the Award until the earlier of March 15 of the calendar year following the Participant's Early Retirement Date or Normal Retirement following the Participant's Normal Retirement Date.

7.4 DESIGNATION OF FORM OF PAYMENT. Each Participant who elects to receive deferred payment of his Award may specify whether such deferred amount is to be paid in a lump sum on or about March 15 of the year following the earlier of the year in which the Participant's Early Retirement Date or Normal Retirement Date occurs, or in approximately equal annual installments over a period of not more than ten (10) years commencing on or about March 15 of the year following the earlier of the year in which the Participant's Early Retirement Date or Normal Retirement Date occurs.

7.5 CREDITS TO DEFERRED AWARD ACCOUNT. In the event that the Participant elects to defer payment of his or her Award, a credit in the amount of such deferred payment shall be made to the Participant's Deferred Award Account no later than February 28 of the calendar year following the incentive year during which the Award was earned. During the term of the Plan, interest shall be credited to each Participant's Deferred Award Account (a) annually as of February 15, (b) as of the last day of the month preceding a Change in Control of the Company, and (c) at the time of distribution of the entire balance of or annual installment from such Account for the year or portion thereof then ended, based on the average daily balance of the Account for such year or portion

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thereof, at the average effective interest rate on the composite of long-term and short-term borrowings of Honeywell Inc. and designated finance company subsidiaries for the five (5) years ending with the calendar year prior to the calendar year in which interest is being credited, as such rate may be determined for purposes of the financial reports prepared for the Honeywell Corporate Treasurer.

7.6 EVENT TRIGGERING PAYMENT OF DEFERRED AWARD ACCOUNT. Participant's Deferred Award Account shall be paid or commenced to be paid by Honeywell to such Participant, or, in the event of his or her death or incapacity, to the person or persons legally entitled thereto, after the earliest to occur of the following events:

     (a)  the Participant's Early Retirement Date,

     (b)  the Participant's Normal Retirement Date,

     (c)  the Participant's death,

     (d) termination of the Participant's employment with the Company for any reason other than death, Early Retirement, or retirement on or after his or her Normal Retirement Date, or

     (e) a Change in Control as defined in Section 8, with the form and commencement of such payment being determined by the provisions of
          Section 7.7.

7.7 MANNER OF PAYMENT OF DEFERRED AWARD ACCOUNT. The manner of payment of the Deferred Award Account to a Participant where clauses (a) and (b) of Section 7.6 are applicable shall be in a lump sum which shall be paid to him or her on or about March 15 of the year following the year in which the earlier of such events set forth in clauses (a) or (b) occur unless the Participant has elected installment payments pursuant to Section 7.4 whereby approximately equal annual installments over a period of not more than ten (10) years shall be made beginning with an initial installment to be paid on or about March 15 of the year following the year in which such event occurs. The form of payment of the Deferred Award Account to a Participant where clauses (c) or (d) of Section 7.6 are applicable shall be in a lump sum which shall be paid to the


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Participant within sixty (60) days following the occurrence of any event set forth in such clauses. The form of payment of the Deferred Award Account to a Participant upon a Change in Control shall be in a manner set forth in Section 8.

7.8 EARLY PAYMENT OF DEFERRED AWARD ACCOUNT. Notwithstanding any contrary provisions of Section 7, in the event that the Participant or beneficiary incurs a financial hardship, he or she may apply to the Committee to receive an amount from the Participant's Deferred Award Account sufficient to satisfy the emergency need. If the application is approved by the Committee, it will direct Honeywell to pay an amount necessary to meet the emergency need. The term "financial hardship" shall mean an event resulting from an illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, the layoff of the Participant or other circumstances arising as a result of events beyond the control of the Participant. An event shall not constitute a "financial hardship" to the extent that such hardship may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, to the extent that the liquidation of such assets would not itself cause a financial hardship. Also, a "financial hardship" shall not include the need to send a Participant's child to college or the desire to purchase a home.

7.9 ADMINISTRATIVE PROCEDURES. The Committee may adopt such rules and regulations governing such deferrals and specifications as it deems appropriate. All deferred payments hereunder shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of benefits hereunder.


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SECTION 8 - CHANGE IN CONTROL

8.1 PAYMENTS UPON CHANGE IN CONTROL. Notwithstanding any provision in the Plan to the contrary, in the event of a "Change in Control", as defined in this Section, each Participant shall receive payment of:

     (a) the Participant's Incentive Award, based upon an assumption of On-Plan performance for the incentive year during which such Change in Control occurs, multiplied by a fraction, the numerator of which is the number of months (calculated to the nearest whole month) of such Participant's participation in the Plan during the incentive year in which the Change in Control occurs and the denominator being twelve and

     (b) all amounts, if any, credited to the Participant's Deferred Award Account, as of the effective date of such Change in Control, including any interest accrued in accordance with Section 7.5 of the Plan, which payments shall be distributed on the fifth business day after such Change in Control as a lump sum cash payment.

8.2 DEFINITION OF CHANGE OF CONTROL. For all purposes of the Plan, a "Change in Control" of the Company shall have occurred if:

     (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any subsidiary of the Company, any "person" (as hereinabove defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company


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          representing 30 percent or more of the combined voting power of the
          Company's then outstanding securities;

     (b) during any period of not more than two consecutive years (not including any period prior to the execution of this amendment to the
          Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
          (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30 percent of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).


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SECTION 9 - CHANGES IN EMPLOYEE STATUS

9.1 TRANSFERS BETWEEN UNITS. A Participant who transfers between Units before the end of a calendar year shall be eligible to receive an Award based on the performance of either the old or new Unit or a combination thereof. The determination will be made by Corporate Management on a case-by-case basis. Generally, a pro rata allocation will be made, but if an individual transfers early in a calendar year, the Award may be calculated as if the Participant had been in the new Unit all year. If the transfer is late in the year, it may be calculated as if the Participant had been in the former Unit the entire year. Transfers in the second or third quarter generally result in a prorated calculation (for example, six months based on the old Unit and six months based on the new Unit).

9.2 PARTICIPATION FOR A PARTIAL YEAR. A Participant who (i) ceases to be a Participant in the Plan during a calendar year because of voluntary retirement, layoff, position assignment, Permanent and Total Disability, or death, or (ii) becomes a Participant in the Plan after January 1 of any year, shall be eligible for an Incentive Award determined under Section 5, but pro-rated to reflect the portion of the year in which he or she was a Participant.

A Participant whose employment terminates because of resignation or Company-initiated employment termination shall not be eligible for an Incentive Award for the calendar year in which such employment termination occurs. Notwithstanding the foregoing, the Incentive Award for any Participant who becomes a Participant in the Plan after January 1 of any year solely as a result of ceasing to be a participant in the Honeywell Senior Management Performance Incentive Plan, shall be pro-rated only to the extent such person was not an employee of the Company during such year.

9.3 DISCHARGE. If a Participant is discharged from the Company before an Incentive Award has been made for a calendar year because of malfeasance (which shall include, among other reasons, neglect of duties, divulgence of Company secrets, or breach of Company policy), the Participant shall forfeit any and all rights he or she would have had to an Incentive Award under the Plan for that year, unless a specific contrary decision is made by Corporate Management.


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SECTION 10 - ASSIGNMENT AND BENEFICIARIES

10.1 DESIGNATION OF BENEFICIARY. Neither amounts awarded to a Participant or credited to the Participant's Deferred Award Compensation Account nor any other rights or benefits of a Participant under the Plan may be assigned, transferred, pledged or alienated in any way; provided, however, that a Participant may designate a beneficiary or beneficiaries to receive after the Participant's death payments at the times and in the amounts to which the Participant would have been entitled under the Plan if he or she were alive. The beneficiary or beneficiaries last designated by the Participant to receive the proceeds under the Company Basic Life Insurance Plan upon his or her death shall be the designated beneficiary or beneficiaries for purposes of this Plan. Such designation of a Participant's beneficiary or beneficiaries may be replaced by a new designation or may be revoked by the Participant at any time. The designation or revocation of a beneficiary shall not be effective unless it is on a form provided for that purpose by the Company, signed by the Participant and delivered to the Company prior to the Participant's death.

10.2 DISTRIBUTION TO DESIGNATED BENEFICIARY. In the case of death of a Participant who has made a valid beneficiary designation which has not been subsequently replaced or revoked, amounts to which the Participant would have been entitled under the Plan shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries to the extent the designation of such beneficiary or beneficiaries is valid and enforceable under applicable law. Any amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant's legal representative or estate. If there is any question as to the legal right of any beneficiary to receive the distribution under the Plan, the amount in question may be paid to the legal representative or estate of the Participant, at the option of the Committee, in which event the Company shall have no further liability to anyone with respect to such amount.


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

SECTION 11 - GENERAL CONDITIONS

11.1 LIMITATION OF RIGHTS. Nothing in this Plan and no action taken pursuant to its provisions shall be construed to:

     (a) give any employee of the Company any right to any compensation, except as specifically provided herein;

     (b) be evidence of any agreement, contract, or understanding, expressed or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration;

     (c) limit in any way the right of the Company to terminate a Participant's employment at any time;

     (d) give any Participant any right, title, or interest whatever in or to any investments which the Company may make to aid it in meeting its obligations hereunder;

     (e) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person; and

no assets of the Company or any of its subsidiaries shall be segregated with respect to any deferred amounts and all such amounts shall constitute unsecured contractual obligations of the Company and its subsidiaries.

11.2 APPLICABLE LAW. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the State of Minnesota, other than its laws respecting choice of law.


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